UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006 (March 24, 2006)

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4055 Faber Place Drive, Suite 201
North Charleston, South Carolina		29405
(Address of Principal Executive Offices)		(Zip Code)

(843) 329-5151

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

(a)                                  Employment Agreement with James L. Schaeffer.  On March 24, 2006, Polymer Group, Inc. (“PGI”) entered into an Employment Agreement with James L. Schaeffer (the “CEO Agreement”) pursuant to which Mr. Schaeffer will serve as the Chief Executive Officer of PGI.  The term of the CEO Agreement is from April 1, 2006 until March 31, 2009, unless terminated earlier in accordance with the provisions thereof, and may be renewed by mutual agreement of PGI and Mr. Schaeffer.

Mr. Schaeffer’s annual base salary will be $650,000, effective April 1, 2006, or such higher rate as PGI’s Board of Directors may determine from time to time.  Mr. Schaeffer will be eligible to participate in all of PGI’s employee benefit programs for which senior executive employees of PGI and its subsidiaries are generally eligible.  Mr. Schaeffer will also be entitled to health insurance and disability insurance coverage in amounts to be reasonably determined by the Board of Directors, term life insurance in an amount equal to two times Mr. Schaeffer’s base salary and the use of an automobile.  The Board of Directors, in its discretion, may award Mr. Schaeffer a bonus following the end of each fiscal year based on his performance and PGI’s operating results during such year.  The minimum bonus opportunity for which Mr. Schaeffer is eligible is not less than 50% of his base salary and shall be payable upon achievement of certain performance target levels established by the Board of Directors for Mr. Schaeffer and other senior executive officers of PGI.  Mr. Schaeffer is also eligible for specific bonuses as may be determined by the Board of Directors from time to time relating to extraordinary corporate events.

The CEO Agreement shall terminate prior to March 31, 2009 (i) immediately upon Mr. Schaeffer’s resignation (with or without “good reason” (as defined in the CEO Agreement)), death or disability and (ii) upon notice of such termination by PGI at any time prior to such date with or without “cause” (as defined in the CEO Agreement).  Upon any termination by PGI of Mr. Schaeffer’s employment without “cause” or upon Mr. Schaeffer’s resignation with “good reason” during the term of the CEO Agreement, Mr. Schaeffer shall be entitled to receive special severance payments upon specified conditions in the CEO Agreement.  Such conditions include, among others, that Mr. Schaeffer sign and execute a General Release substantially in form and substance attached to the CEO Agreement and that Mr. Schaeffer not have breached certain provisions of the CEO Agreement.  The amount of such special severance payments is equal to (i) Mr. Schaeffer’s base salary, as in effect immediately prior to the date of his termination, for the period equal to the 36 month anniversary of the date of termination and (ii) his target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by him during the fiscal year in which the termination date occurs divided by 365.

In the event that the CEO Agreement is terminated, PGI is obligated to provide, at PGI’s expense and for a period of 12 months following Mr. Schaeffer’s termination, the life, disability, medical, dental and hospitalization benefits provided to Mr. Schaeffer and his dependants and beneficiaries immediately prior to the date of termination.

In the event that the CEO Agreement expires and is not renewed in accordance with its terms, is terminated by PGI for “cause” or is terminated upon Mr. Schaeffer’s resignation (other than termination for “good reason” (as defined in the CEO Agreement)), Mr. Schaeffer shall be entitled to receive only his base salary through the date of termination or expiration and shall not be entitled to receive any other salary, compensation or benefits from PGI or its subsidiaries, except as otherwise specifically provided for under PGI’s employee benefit plans or as otherwise expressly required by applicable law.

The CEO Agreement also contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Mr. Schaeffer’s employment and for 12 months after any termination thereof.  Except with respect to disputes or claims regarding the confidential information and intellectual property provisions of the CEO Agreement, Mr. Schaeffer and PGI have agreed to arbitrate all other claims arising under the CEO Agreement in accordance with prescribed arbitration procedures outlined in the CEO Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the CEO Agreement to be filed with the Securities and Exchange Commission.

(b)                                 Employment Agreement with Willis C. Moore, III.  On March 24, 2006, PGI entered into an Employment Agreement with Willis C. Moore, III (the “CFO Agreement”) pursuant to which Mr. Moore will serve as the Vice President and Chief Financial Officer of PGI.  The term of the CFO Agreement is from April 1, 2006 until March 31, 2009, unless terminated earlier in accordance with the provisions thereof, and may be renewed by mutual agreement of PGI and Mr. Moore.

Mr. Moore’s annual base salary will be $325,000, effective April 1, 2006, or such higher rate as PGI’s Board of Directors may determine from time to time.  Mr. Moore will be eligible to participate in all of PGI’s employee benefit programs for which senior executive employees of the PGI and its subsidiaries are generally eligible.  Mr. Moore will also be entitled to health insurance and disability insurance coverage in amounts to be reasonably determined by the Board of Directors.  The Board of Directors, in its discretion, may award Mr. Moore a bonus following the end of each fiscal year based on his performance and PGI’s operating results during such year.  The minimum bonus opportunity for which Mr. Moore is eligible is not less than 35% of his base salary and shall be payable upon achievement of certain performance target levels established by the Board of Directors for Mr. Moore and other senior executive officers of PGI.  Mr. Moore is also eligible for specific bonuses as may be determined by the Board of Directors from time to time relating to extraordinary corporate events.

The CFO Agreement shall terminate prior to March 31, 2009 (i) immediately upon Mr. Moore’s resignation (with or without “good reason” (as defined in the CFO Agreement)), death or disability and (ii) upon notice of such termination by PGI at any time prior to such date with or without “cause” (as defined in the CFO Agreement).

Upon any termination by PGI of Mr. Moore’s employment without “cause” or upon Mr. Moore’s resignation with “good reason” during the term of the CFO Agreement, Mr. Moore shall be entitled to receive special severance payments upon specified conditions in the CFO Agreement.  Such conditions include, among others, that Mr. Moore sign and execute a General Release substantially in form and substance attached to the CFO Agreement and Mr. Moore not have breached certain provisions of the CFO Agreement.  The amount of such special severance payments is equal to (i) Mr. Moore’s base salary, as in effect immediately prior to the date of his termination, for the period equal to the 24 month anniversary of the date of termination and (ii) his target bonus opportunity for the fiscal year in which the termination date occurs, multiplied by a fraction equal to the number of days of employment completed by him during the fiscal year in which the termination date occurs divided by 365.

In the event that the CFO Agreement is terminated, PGI is obligated to provide, at PGI’s expense and for a period of 12 months following Mr. Moore’s termination, the life, disability, medical, dental and hospitalization benefits provided to Mr. Moore and his dependants and beneficiaries immediately prior to the date of termination.

In the event that the CFO Agreement expires and is not renewed in accordance with its terms, is terminated by PGI for “cause” or is terminated upon Mr. Moore’s resignation (other than termination for “good reason” (as defined in the CFO Agreement)), Mr. Moore shall be entitled to receive only his base salary through the date of termination or expiration and shall not be entitled to receive any other salary, compensation or benefits from PGI or its subsidiaries, except as otherwise specifically provided for under PGI’s employee benefit plans or as otherwise expressly required by applicable law.

The CFO Agreement also contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Mr. Moore’s employment and for such time as Mr. Moore is receiving any severance payments from PGI, or 12 months after termination if Mr. Moore is not entitled to receive any severance payments under the CFO Agreement.  Except with respect to disputes or claims regarding the confidential information and intellectual property provisions of the CFO Agreement, Mr. Moore and PGI have agreed to arbitrate all other claims arising under the CFO Agreement in accordance with prescribed arbitration procedures outlined in the CFO Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the CFO Agreement to be filed with the Securities and Exchange Commission.

(c)  Change in Control Severance Compensation Agreements.  PGI has entered into separate Change in Control Severance Compensation Agreements (each, an “Agreement”) with each of the following officers (each, an “Officer”):  James L. Schaeffer, Willis C. Moore, III, Jay Cheng, Thomas Dort, Fernando Espinosa, Richard Ferencz, Mike Hale, Dennis Norman, Daniel Rikard, Bruce Rockenfield, James Snyder, William Spencer, and Dale Tyson.  Each Agreement is

effective as of March 24, 2006 and expires on December 31, 2007, subject to extension as described below.  Each Agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for an Officer’s death, disability, attainment of retirement age, and performance-related matters.  In the event of a Change in Control (as defined in the Agreement), each Agreement is automatically extended to the earlier of (i) one year from the date of the Change in Control, or (ii) the Officer’s death, disability, or retirement.

For purposes of the Agreements, a Change in Control is defined as the occurrence of certain specified events, including certain changes in voting control, changes in the composition of the Board of Directors, consummation of certain business combinations, liquidation or a sale of substantially all of the assets of PGI.

If a Change in Control occurs during the term of the Agreement, then the Officer becomes entitled, upon the subsequent termination of his employment to receive Change in Control benefits unless the termination is (i) by the Officer other than for “good reason,” (ii) by PGI for “cause” or because of the Officer’s disability, or (iii) because of the Officer’s death or attainment of retirement age.  Change in Control benefits include, among other things, the right to receive a lump sum payment of cash equal to either 12 or 24 times (depending on the individual Officer) the sum of the Officer’s (i) monthly base salary at the rate in effect at the time a notice of termination of employment is given plus (ii) the greater of (x) the Officer’s annual bonus earned for the most-recently completed fiscal year of PGI and (y) the Officer’s annual target bonus for the year that includes the date of termination (the “Severance Payment”).  Change in Control benefits also include the acceleration of all unvested shares of restricted stock previously issued to the Officer under the 2005 Employee Restricted Stock Plan, continuation of life and medical insurance plans for the Officer for a period of 12 months following the date of termination, payment of all reasonable legal fees and expenses incurred by the Officer as a result of termination and payment of reasonable costs of outplacement services.  In the absence of a Change of Control, and subject to certain conditions, each Officer shall receive only the Severance Payment.

As consideration for any benefits, each Officer is obligated to maintain the confidentiality of certain confidential business information, promptly disclose to PGI all intellectual property related to PGI that is generated by the Officer, and adhere to certain non-competition and non-solicitation obligations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the form of Agreement to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Daniel L. Rikard
Date: March 30, 2006	Daniel L. Rikard
Vice President, General Counsel and Secretary